UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 11, 2008 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amended 8K is being filed solely for the purpose of attaching Exhibit 99, which was inadvertently omitted from the original filing.

Section 8 – Other Events

Item 8.01 Other Events

The Company has issued a press release regarding the formation of an advisory committee.  The release is attached hereto as Exhibit 99.  Some or all of the advisory committee members have received shares of common stock or options to purchase shares of common stock at varying prices.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as Exhibit 99 is the press release of August 11, 2008.

SIGNATURES

Dated: February 13, 2009	DIGITALTOWN, INC By: /s/ Richard Pomije Richard. Pomije, Chairman, Principal Executive Officer